AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997

                                                   REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                       SHARED TECHNOLOGIES FAIRCHILD INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                           87-0424558
 ------------------------------                          -----------------
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)




             100 GREAT MEADOW ROAD, WETHERSFIELD, CONNECTICUT 06109
             ------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                           1996 EQUITY INCENTIVE PLAN
                           --------------------------
                              (FULL TITLE OF PLAN)


                               ANTHONY D. AUTORINO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       SHARED TECHNOLOGIES FAIRCHILD INC.
                              100 GREAT MEADOW ROAD
                         WETHERSFIELD, CONNECTICUT 06109
           ----------------------------------------------------------
          (Name and address, including zip code, of agent for service)

                                 (860) 258-2400
           ----------------------------------------------------------
          (Telephone number, including area code of agent for service)

                                   Copies to:

                             Marianne Gilleran, Esq.
                               Gadsby & Hannah LLP
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-7000




                         CALCULATION OF REGISTRATION FEE
                         ===============================

------------------------ --------------------- ---------------------- ---------------------- ---------------------
Title of each class of                           Proposed maximum       Proposed maximum
   securities to be          Amount to be       offering price per     aggregate offering         Amount of
      registered              registered             share (*)              price (*)          registration fee
------------------------ --------------------- ---------------------- ---------------------- ---------------------
 Common Stock, no par
    value per share            2,250,000               $6.31               $11,368,530            $3,445.01
------------------------ --------------------- ---------------------- ---------------------- ---------------------



*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, based upon
(i) $6.31, the average of the high and low prices as reported by the National Association of Securities Dealers Automated Quotation System National Market System for June 24, 1997 as to 788,000 shares; and (ii) $4.375 per share as to 1,462,000 shares.



            The date of this Registration Statement is June 30, 1997.






                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") by Shared Technologies Fairchild Inc. (the "Company") are incorporated in this registration statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in its Form 8-A dated December 8, 1988 filed with the Commission on December 28, 1988, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good

                                      II-1



faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of such Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and it empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

         Article Seventh of the Certificate of Incorporation of the Company provides that, to the fullest extent that the General Corporation Law of Delaware permits, no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article Seventh of the Certificate of Incorporation of the Company shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

         The Company has purchased directors' and officers' liability insurance in the amount of $10,000,000 covering liabilities incurred by its officers and directors in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

                                      II-2



ITEM 8.  EXHIBITS.

   Exhibit
   Number     Description
   ------     -----------

     4.1 1996 Equity Incentive Plan (incorporated by reference to the Company's Definitive Proxy Statement filed April 29, 1996).

     4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1996; (File No. 0-17366).

     4.3 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1996; (File No. 0-17366).

     5        Opinion of Gadsby & Hannah LLP as to legality of shares.

     23.1     Consent of Arthur Andersen LLP.

     23.2     Consent of Gadsby & Hannah LLP (included in Exhibit 5).

     24       Powers of Attorney.

--------------


ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that sections (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those sections is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General

                                      II-3



Laws, the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wethersfield, State of Connecticut, on June 30, 1997.

                                        SHARED TECHNOLOGIES FAIRCHILD INC.


                                        By  /s/ Anthony D. Autorino
                                            ------------------------------------
                                            Anthony D. Autorino,
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                              Title                                    Date
    ---------                              -----                                    ----
/s/ Anthony D. Autorino             Chairman, Principal Executive               June 30, 1997
------------------------            Officer and Director
Anthony D. Autorino


/s/ Thomas H. Decker                Director                                    June 30, 1997
------------------------
Thomas H. Decker


/s/ William A. DiBella              Director                                    June 30, 1997
------------------------
William A. DiBella

                                    Director
------------------------
Natalia Hercot


                                    Director
------------------------
Donald E. Miller


/s/ Mel D. Borer                    President, Chief Operating Officer          June 30, 1997
------------------------            and Director
Mel D. Borer


/s/ Ajit G. Hutheesing              Director                                    June 30, 1997
------------------------
Ajit G. Hutheesing


/s/ Vincent DiVincenzo              Senior Vice President, Treasurer,           June 30, 1997
------------------------            Principal Financial and Accounting
Vincent DiVincenzo                  Officer, and Director


/s/ Jo McKenzie                     Director                                    June 30, 1997
------------------------
Jo McKenzie


                                    Vice Chairman and Director
------------------------
Jeffrey J. Steiner